SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 15, 2004

Allied Waste Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)

0-19285	88-0228636
(Commission File Number)	(IRS Employer Identification No.)

15880 N. Greenway-Hayden Loop, Suite 100	85260
Scottsdale, Arizona	(Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code (480) 627-2700

Not Applicable
(Former name or former address, if changed since last report)

Item 7. Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit No.	Description
99.1	Third Amendment and Restatement, dated March 30, 2004, to the Credit Agreement, dated as of July 21, 1999, as amended and restated as of August 20, 2003, and as further amended and restated as of November 20, 2003.

Item 9. Regulation FD Disclosure.

Exhibit 99.1 to this Current Report on Form 8-K contains the third amendment and restatement, dated March 30, 2004, to Allied Waste Industries, Inc.’s senior credit facility, as announced in a press release issued on April 2, 2004.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant, Allied Waste Industries, Inc., has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: April 15, 2004

ALLIED WASTE INDUSTRIES, INC.

By: /s/ PETER S. HATHAWAY

Peter S. Hathaway Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
99.1	Third Amendment and Restatement, dated March 30, 2004, to the Credit Agreement, dated as of July 21, 1999, as amended and restated as of August 20, 2003, and as further amended and restated as of November 20, 2003.